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                                                                   EXHIBIT 10.17


                              EMPLOYMENT AGREEMENT




         THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is dated this 23rd day of February, 1999, and is by and between THE BANK OF NASHVILLE (hereinafter referred to as the "Employer"), a corporation formed under the laws of the State of Tennessee, and ANNE J. CHEATHAM (hereinafter referred to as the "Employee").

         Employer and Employee hereby agree as follows:

         1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

         2. TERM. Subject to the provisions hereof, and the faithful performance by Employee of this employment, as herein defined, the term of Employee's employment hereunder shall commence on January 3, 1999, and shall continue thereafter for a period of one year.

         3.       COMPENSATION.

                  (a) Base Salary. As compensation for the services to be rendered by Employee during the period of her employment hereunder, and upon the condition that Employee shall fully and faithfully keep and perform all of the terms and conditions hereof, Employer shall pay Employee a salary of $102,000.00, less income tax and social security withholdings and other deductions for employee benefits applicable to other employees of Employer ("Salary"). Such Salary shall be payable in one initial



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installment (pro rata) and 23 equal installments paid on the 15th and last day of each month. The Salary shall be subject to periodic review and revision by the Employer but shall not be decreased during the term of employment hereunder.

                  (b) Participation in Benefit Plans. Employee shall receive all other benefits generally offered to other employees of the Employer ("Benefits").

                  (c) Continuation. This Agreement shall not be deemed abrogated or terminated if the Board of Directors or shareholders of Employer shall determine to increase the compensation of Employee for any period of time.

         4. DUTIES. Employee is to be engaged as Senior Vice President and head of Bank Administration to render services in such capacity which are consonant with the position of Senior Vice President - Bank Administration. In addition, Employee shall perform such other duties as are reasonably required of her by Employer in her capacity as an executive employee. The precise services of Employee may be extended or curtailed, from time to time, at the direction of Employer as long as Employee continues to serve as the Senior Vice President in Bank Administration with such duties as are consistent with that position. If Employee is elected or appointed to serve as any other officer and/or director of Employer during the term of this Agreement, Employee shall serve in such capacity or capacities without further compensation.

         5. UNAUTHORIZED DISCLOSURE. During the period of her employment hereunder, Employee shall not, without the prior written consent of the Employer, disclose to any person , other than a person to whom disclosure is necessary or appropriate in connection with the performance by Employee of her duties as an officer of the employer, any confidential information obtained by her while in the employ of the Company with



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respect to any of the Employer's products, improvements, designs or styles, processes, customers, methods of marketing or distribution, systems, procedures, plans, proposals, or policies the disclosure of which she knows, or should have reason to know, could be damaging to the Employer; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Employee) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Employer. Following the termination of employment hereunder, the Employee shall not disclose any confidential information of the type described above except as may be required in the opinion of the Employee's counsel in connection with any judicial or administrative proceeding or inquiry.

         6. EXPENSES. Employee is authorized to incur reasonable expenses for promoting the business of Employer. Employer shall reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an account of such expenditures, setting forth the purposes for which incurred, and the amounts thereof, together with such receipts showing payments as Employee has reasonably been able to obtain.

         7. VACATIONS. Employee shall be entitled each year to a reasonable vacation or vacations, consistent with Employer's vacation policy, during which time her compensation shall be paid in full. Each such vacation shall be taken during a period mutually satisfactory to both Employer and Employee hereunder.

         8. EXTENT OF SERVICES. Employee agrees to perform her services efficiently, to the best of her ability, and to Employer's reasonable satisfaction. Employee agrees that



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throughout the Term of this Agreement she will not be engaged or interested in any other business activity which competes with Employer, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Employee agrees that all of her activities as Employee shall be in conformity with all present and future policies, rules, regulations and reasonable directions of Employer.

         9. INTELLECTUAL PROPERTY. All right, title and interest of every kind and nature whatsoever in any to any intellectual property, including any inventions, patents, trademarks, copyrights, ideas, creations, and properties furnished to Employer during the Term, and/or used in connection with any of Employer's activities, or written or created by Employee, or with which Employee is connected in the performance of her services hereunder, shall as between the parties hereto be, become, and remain the sole and exclusive property of Employer for any and all purposes and uses whatsoever, regardless of whether the same were invented, created, written, developed, furnished, produced, or disclosed by Employee or any other party, and Employee shall have no right, title or interest of any kind or nature therein or thereto, or in any to any results and proceeds therefrom. Employee agrees, during and after the Term hereof, to execute any and all documents and agreements which Employer may deem necessary and appropriate to effectuate the provisions of this Section 9. The provisions of this Section 9 shall survive the expiration or terminations, for any reason, of this Agreement and of Employee's employment.

         10. DEATH DURING EMPLOYMENT. If Employee dies during the Term of this employment, Employer shall pay to the estate of Employee the compensation which


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would otherwise be payable to Employee up to the end of the month in which hers death occurs.

         11. TERMINATION OF AGREEMENT. Should any of the following events occur, Employer may, at its election, terminate this Agreement by giving written notice thereof to Employee, which such notice shall be effective immediately:

                  (a) Employee is physically or mentally incapacitated either for a period of sixty (60) consecutive days, or for a total of ninety
         (90) days in any twelve month period and is unable to perform the essential functions of her job with or without reasonable accommodations.

                  (b) Employee conducts herself in a manner substantially detrimental to Employer, and constitutes on the part of the Employee personal dishonesty, willful misconducts, breach of fiduciary duty involving personal profit intentional failure to perform stated duties of the Senior Vice President of the Employer, willful violation of any law, governmental rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of this Agreement or for any of the reasons set forth in 12 USC - 1818(e) and (g), determined on a reasonable basis.

                  (c) Employee competes, in a manner prohibited by this Agreement, with Employer during the Term hereof.

                  (d) Employee is convicted of a misdemeanor involving breach of trust or is convicted of any felony.

                  (e) Employee engages in the illegal usage of any drug.



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                  (f) Any state or federal regulatory agency or court of
         competent jurisdiction issues an order requiring Employee's removal from any duties or responsibilities for Employer.

         Termination or any other disciplinary actions for any of the reasons stated in this Section 11 shall be deemed to be "for cause." In the event Employer terminates or otherwise reduces the total value of Employee's Salary and Benefits "for cause," Employer shall pay Employee the compensation and benefits which would otherwise be payable to Employee up to the end of the month in which the termination or disciplinary action occurs.

         If Employer, for reasons other than cause (i) does not, at the end of the term, renew this agreement for a period of at least one year, (ii) or otherwise terminates this agreement, then the Employer shall pay Employee within 30 days of notice from Employee to the President of the Bank a lump sum equal to six (6) months Salary then being paid plus any Salary then due. Such payments will be conditioned, at the employer's option, upon the Employee's continuation of this employment for 60 days after notice with full Salary and Benefits, which shall be in addition to the lump sum payment made thereafter. Employee shall vacate the premises of the Employer the last business day of the month in which such lump sum payment is made.

         The Employee may terminate her employment hereunder (i) at any time if her health should become impaired to an extent that makes the continued performance of her duties hereunder hazardous to her physical or mental health, or (ii) upon sixty (60) days written notice for any other reason.



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         12.      COMPETITION DURING AND AFTER TERM. Employee agrees that during her employment hereunder, and for a period of six (6) additional months if a payment of the lump sum amount referred to in Section 11 has been made, she will not, either separately, or in association with others, directly or indirectly, as an agent, employee, owner, partner, stockholder, or otherwise, allow her name to be used by, or establish, engage in, or become interested in any business, trade or occupation in substantial competition with the principal business being conducted by Employer, in any banking market of Employer where Employee has been principally stationed, and in which Employer's business is presently being conducted, as long as Employer, or any person, firm, or corporation deriving title to the goodwill of, or shares from it, carries on a like business therein. Employer and Employee acknowledge that during the term of the Employee's employment, Employee will acquire special knowledge and/or skill that she can effectively utilize in competition with Employer.

         Employee agrees that the remedy at law for any breach by her of the covenants contained herein will be inadequate, and that in the event of a violation of the covenants contained herein, in addition to any and all legal and equitable remedies which may be available, the said covenants may be enforced by an injunction in a suit in equity, without the necessity of proving actual damage, and that a temporary injunction may be granted immediately upon the commencement of any such suit, and without notice. The parties hereto intent that the covenants contained in this Section 12 shall be deemed to be a series of separate covenants, one for each county of each state where Employer does business and Employee has been stationed. If, in any judicial proceeding, a court shall refuse to enforce any or all of the separate covenants deemed included in such action, then such



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unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. Furthermore, if in any judicial proceeding a court shall refuse to enforce any covenant by reason of the duration or extent thereof, such covenant shall be construed to have only the maximum duration or extent permitted by law.

         13. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail, postage prepaid, addressed as follows:

                If to Employer:  The Bank of Nashville
                                 401 Church Street
                                 Nashville, Tennessee 37219
                                 Attention:  Corporate Secretary

                If to Employee:  Anne J. Cheatham
                                 111 Robin Springs Road
                                 Nashville, Tennessee 37220

The persons and addresses to which mailings may be made may be changed from time to time by a notice mailed as aforesaid.

         14. ACKNOWLEDGMENT OF PECULIAR VALUE OF SERVICES. The Employer and Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the parties hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.



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         15.      WAIVER OF BREACH. No provisions of this Agreement may be
waived or discharged unless such waiver or discharge is agreed to in writing signed by Employee and the Employer. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         16. ASSIGNMENT. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided for herein. Without limiting the generality of the foregoing, Employee's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by hers will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this paragraph, the Employer shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         17. ENTIRE AGREEMENT AND MODIFICATION. This instrument contains the entire agreement of the parties hereto, and supersedes any and all prior agreements, arrangements or understandings between the parties hereto relating to the subject matter hereof. This Agreement may not be modified, changed, or terminated by the parties hereto, unless such modification, change or termination is expressly agreed in writing by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 23rd day of February, 1999.


                              EMPLOYER:

                              THE BANK OF NASHVILLE

                              By: /s/Mack S. Linebaugh, Jr.
                                  ---------------------------------------------
                                  Mack S. Linebaugh, Jr., President and CEO

                              EMPLOYEE:

                              /s/Anne J. Cheatham
                              --------------------------------------------------
                                    Anne J. Cheatham









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